SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of  Report (Date of earliest event reported):  June 14, 2000
                                                    -------------


                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
                            (exact name of registrant
                          as specified in its charter)



             Delaware                  1-13530                 74-2723809
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       (State or other               (Commission            (I.R.S. Employer
        jurisdiction of               File Number)           Identification No.)
        incorporation)



  816 Congress Avenue, Suite 1250, Austin, Texas                     78701
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   Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code: (512)476-5141
                                                            -------------


          1440 Charleston Highway, West Columbia, South Carolina  29169
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         (Former name or former address,if changed since last report.)


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Item 5.              Other Events.
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Effective  June  15, 2000, American Bingo and Gaming Corporation will change its name  to  Littlefield Corporation.  The symbol will be changed from BNGO to LTFD
on the NASDAQ Exchange.   The name change was achieved by the following process:
A wholly owned Delaware subsidiary corporation in the name of "Littlefield Corporation" was first created. According to Section 253 of the Delaware General Corporation Law, in a case where all of the outstanding shares of each class of stock of a subsidiary corporation are owned by a parent corporation, the parent corporation may merge the subsidiary corporation into itself by executing and filing a certificate of ownership and merger setting forth a copy of the resolution of its board of directors to so merge and the date of the adoption thereof. No vote of the shareholders of either corporation was required in this scenario. HOWEVER, IT SHOULD BE NOTED THAT A VOTE WAS TAKEN AT THE SHAREHOLDERS MEETING ON MAY 31, 2000 IN AUSTIN, TEXAS, TO CHANGE THE NAME OF THE COMPANY TO "LITTLEFIELD CORPORATION" AND IT PASSED. Under Section 253(b), if the surviving corporation is a Delaware corporation, it may change its corporate name by the inclusion of a provision to that effect in the resolution of merger adopted by the directors of the parent corporation and set forth in the certificate of ownership and merger, and upon the effective date of the merger, the name of the
corporation  shall  be  so  changed.   This  has  been  done  and the merger was
effective  June  1,  2000.

Item 7.              Exhibits.
------------------------------

Exhibit 1:  Press Release dated June 14, 2000
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICAN  BINGO  &  GAMING  CORP.
                                         (Registrant)



Date:  June 23, 2000                      By:  /s/  Jeffrey  L.  Minch
                                               ------------------------------
                                               Jeffrey  L.  Minch,  President


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